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                                                                   Exhibit 10.1



                        AMENDMENT TO SEPARATION AGREEMENT

           Amendment to Separation Agreement made as of November 25, 1997 by and between NORTON MCNAUGHTON OF SQUIRE, INC., a New York corporation (the "Company"), and NORTON SPERLING ("Sperling").

                               W I T N E S S E T H

           WHEREAS, Sperling and the Company are parties to the Separation Agreement dated as of May 3, 1997 (the "Separation Agreement"), all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement; and

           WHEREAS, the parties have agreed to amend the Separation Agreement on the terms and conditions set forth herein and to provide for certain other matters.

           NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

           1. The first sentence of Section 7 of the Separation Agreement is hereby amended to read in its entirety as follows:

           "From the date hereof until September 30, 1998, (i) the Company shall provide Sperling with the use of the automobile currently being used by Sperling and Sperling shall promptly pay the Company one-half (1/2) of the monthly lease payments in respect of such automobile upon the presentation of an invoice from the Company and
           (ii) from and after January 1, 1998, Sperling shall pay the costs of operating and maintaining such automobile and the costs of any car phone used in such automobile. From July 2, 1998 through September 30, 1998 Sperling shall pay the costs of insuring such automobile."

           2. In consideration of the agreements and covenants set forth in this Amendment, and set forth in the Separation Agreement (including the Enhanced Separation Payment), Sperling for himself and his heirs, administrators, successors and assigns, on the one hand, and the Company, the Parent and each of the Releasees, on the other hand, hereby reaffirm the provisions of Section 11 of the Separation Agreement as set forth in their entirety, provided that each of the foregoing persons hereby agrees that (i) the references to "the date of this Agreement" in Sections 11.2 and 11.5 of the Separation Agreement shall be replaced with "November 25, 1997" and (ii) the exception set forth in Sections
11.2 and 11.5 shall be amended to add a new clause as follows:

           "and (iii) any liability arising out of the Amendment to the Separation Agreement, dated as of November 17, 1997."


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                                                                   Exhibit 10.1

           3. Section 13 of the Separation Agreement is hereby amended (i) to delete Clause (a) of such Section in its entirety and (ii) to replace the reference in such Section to "for a period of eighteen (18) months commencing on the Termination Date" with the phrase "until May 31, 1999."

           4. Except as amended hereby, the parties hereto reaffirm the terms and conditions of the Separation Agreement in their entirety, which terms and conditions shall remain in full force and effect.

           5. Effective as of the date hereof, Sperling hereby resigns his positions as the Vice Chairman of the Board of Norton McNaughton, Inc., a Delaware corporation ("Norton"), and of each of its subsidiaries, and resigns his positions as a director of Norton and of each of its subsidiaries.

           6. Sperling hereby agrees that the following options to purchase shares of common stock, $.01 par value the ("Common Stock"), of Norton granted to him under the Norton 1994 Stock Option Plan, are hereby terminated and cancelled, and shall be of no further force or effect:

              (i) options to purchase 25,000 shares of Common Stock granted to Sperling on January 19, 1996; and

              (ii) options to purchase 15,000 shares of Common Stock granted to Sperling on August 5, 1996.

Sperling hereby agrees promptly to deliver to Norton for cancellation all stock option certificates representing the foregoing options, and hereby agrees that all such stock option certificates are hereby terminated and shall be of no further force or effect.

           7. This Amendment shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York applicable to contracts to be performed entirely within such State. This Amendment may be executed in counterparts (including by fax), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                      * * *


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                                                                   Exhibit 10.1


           IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                               /s/ Norton Sperling
                        -------------------------------
                                Norton Sperling

                        NORTON MCNAUGHTON OF SQUIRE, INC.

                               /s/ Peter Boneparth
                        -------------------------------
                        Title:  President